                                                                  EXHIBIT (d)(2)


                          OPTION SETTLEMENT AGREEMENT


     THIS OPTION SETTLEMENT AGREEMENT (this "Agreement") is made and entered into by and among pcORDER.COM, INC., a Delaware corporation ("pcOrder"), TRILOGY SOFTWARE, INC., a Delaware corporation ("Trilogy"), and the person listed on Exhibit A hereto ("Holder") as of the last date set forth on the signature page
---------
hereof.

                                  BACKGROUND
                                  ----------

     A. pcOrder has granted Holder one or more options referenced on Exhibit A
                                                                     ---------
to this Agreement (collectively, the "Options"), under (i) the pcOrder.com, Inc. 1996 Stock Option Plan, (ii) the pcOrder.com, Inc. 1999 Stock Incentive Plan and/or (iii) the pcOrder.com, Inc. 2000 Nonstatutory Stock Option Plan (collectively, the "Option Plans"), pursuant to which Holder has certain rights to purchase a specified number of shares of Class A common stock, $0.01 par value, of pcOrder ("pcOrder Class A Common Stock");

     B. pcOrder, Trilogy, and POI Acquisition Corp., Inc., a Delaware corporation and wholly owned subsidiary of Trilogy ("Sub"), have entered into an Agreement and Plan of Merger, dated as of October 25, 2000, (the "Merger Agreement"), pursuant to which (i) Trilogy will, on the conditions set forth in the Merger Agreement, make a tender offer for all of the outstanding shares of pcOrder Class A Common Stock (the "Tender Offer") at a price of $6.375 per share (such amount, or any greater amount per share paid pursuant to the Tender Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, and (ii) upon completion of the Tender Offer, Trilogy, Sub, and pcOrder have agreed to effect a merger of Sub with and into pcOrder upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement;

     C. Upon the consummation of the merger contemplated by the Merger Agreement (the "Merger"), each outstanding share of pcOrder Class A Common Stock (subject to certain exceptions described in the Merger Agreement) shall be cancelled and extinguished and be converted automatically into the right to receive the Offer Price. The parties to this Agreement desire that upon the consummation of the Merger each outstanding Option be converted into the right to receive the cash amount equal to the product of (A) the number of shares of pcOrder Class A Common Stock subject to such Option (including Options not then exercisable, subject to Holder not voluntarily terminating his or her employment with pcOrder prior to the merger) and (B) the amount, if any, by which the Offer Price exceeds the exercise price per share of pcOrder Class A Common Stock subject to such Option immediately prior to the Effective Time (defined below), subject to the terms and conditions of this Agreement; and

     D. The parties to this Agreement desire that, contingent upon the consummation of the Merger and in consideration for the total cash consideration set forth on Exhibit A to this Agreement (such cash consideration, net of
             ---------
applicable withholdings, and as appropriately adjusted to reflect any increase in the Offer Price and to exclude any options exercised prior to the Effective Time being the "Option Merger Consideration"), Holder relinquish Holder's rights under the Options and the agreements evidencing those Options (the "Option Agreements") and release all existing or potential claims under the Options, the Option Agreements and the Option Plans.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to the consummation of the Merger, as follows:

     1.  Payment; Relinquishment.
         -----------------------

     Trilogy hereby agrees that it shall cause the Option Merger Consideration to be paid to the Holder as soon as practicable after the consummation of the Merger (the "Effective Time"), subject to the terms and conditions of this Agreement. In consideration for the receipt by Holder of the Option Merger Consideration, Holder hereby irrevocably relinquishes any and all rights of Holder under the Options, the Option Agreements and the Option Plans, such relinquishment to be conditioned upon and to occur simultaneously at the occurrence of the Effective Time. The Holder acknowledges and agrees that during the Holder's continuing employment with pcOrder, Holder will not exercise any vested Options prior to the earlier of the Effective Time or receipt of notification that the Merger has been cancelled. The receipt by Holder of the Option Merger Consideration at or after the Effective Time shall constitute complete and full payment for the relinquishment of all rights of Holder under the Options, the Option Agreements and the Option Plans. Holder hereby represents and warrants to pcOrder that the Options and the Option Agreements are the only agreements or understandings between Holder and pcOrder or any affiliate of pcOrder pertaining to the grant by pcOrder (or any affiliate of pcOrder) of any right, option or warrant to acquire (i) pcOrder Class A Common Stock or (ii) any other equity security of pcOrder.

     2.  Termination of Employment Prior to Effective Time.
         -------------------------------------------------

     Holder acknowledges and agrees that if Holder voluntarily terminates his or her employment with pcOrder prior to the Effective Time, (i) Holder's rights to receive the Option Merger Consideration with respect to Holder's unvested Options shall then be terminated and Holder's unvested Options as of the effective date of the termination shall immediately terminate and be of no further value, and (ii) Holder's rights to receive the Option Merger Consideration with respect to Holder's Options that are vested as of the date of such termination will expire if the Effective Time does not occur within 30 days after the date of employment termination and, in that event, Holder must exercise such vested Options prior to the expiration of such 30-day period to realize the economic value, if any, of such Options and to the extent not exercised such vested Options shall terminate and be of no further value. As used in this section, voluntary termination does not include failure to accept a job offered by Trilogy so long as Holder does not voluntarily terminate Holder's employment with pcOrder effective prior to the Effective Time.

     3.  Release.
         -------

     Holder for himself or herself and his or her successors and assigns hereby releases, acquits, and forever discharges Trilogy, pcOrder, and Trilogy's and pcOrder's respective past and future subsidiaries, affiliates, employees, officers, directors, stockholders, agents, representatives, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, claims, demands, judgments, damages, obligations and liabilities of any kind, at law or in equity, known or unknown, which Holder had, now has, or hereafter may have against the Released Parties, or any of them, under the Options, the Option Agreements or the Option Plans, subject to the occurrence of the Effective Time.

     4.  Separate Representation.
         -----------------------

     Holder hereby acknowledges that (i) Holder has not been represented by Gray Cary Ware & Freidenrich LLP, Haynes and Boone LLP or Baker Botts, L.L.P. in connection with this Agreement or any other agreements or issues related to the transactions contemplated in the Merger Agreement, (ii) Holder has had sufficient time and opportunity to review this Agreement and all other documents affecting his or her interests in connection with the transactions contemplated in the Merger Agreement, and (iii) Holder has been advised that Holder has the right to engage and consult separate counsel at holder's expense in connection with this Agreement and all other agreements or issues related to the transactions contemplated in the Merger Agreement and Holder acknowledges that Holder has either retained such counsel or chosen not to do so prior to execution of this Agreement.

     5.  CHOICE OF LAW.
         -------------

     THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE DETERMINATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THERETO.

     6.  Jurisdiction and Venue.
         ----------------------

     Any judicial proceeding brought by or against any of the parties to this Agreement on any dispute arising out of this Agreement shall be brought in the state or federal courts of Travis County, Texas, and by execution and delivery of this Agreement, each of the parties hereto accepts the exclusive jurisdiction and venue of the aforesaid courts and agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

     7.  Binding Nature.
         --------------

     This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     8.  Counterparts.
         ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

     9.  Tax Withholding.
         ---------------

     Holder acknowledges and agrees that pcOrder or Trilogy, as applicable, may withhold from any amount to be paid hereunder any taxes or other amounts required by law.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed effective as of the last date on which any of the parties execute this Agreement.

     Date:                              PCORDER.COM, INC.
          --------------------


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


     Date:                              TRILOGY SOFTWARE, INC.
          --------------------


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



     Date:                              HOLDER:
          --------------------

                                        Signature:
                                                  -----------------------------
                                        Printed Name:
                                                     --------------------------


                                        ADDRESS FOR NOTICE:

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ADDRESS FOR PAYMENT, IF DIFFERENT:

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                SPOUSAL RELEASE



          I, _______________________________, am the spouse of Holder.  I have read and understand this Release and the documents referred to herein, and I hereby release any and all claims that I may have against the Released Parties, pcOrder, or any affiliate thereof arising from the Options, the Option Agreements or the Option Plans to acquire (i) pcOrder Class A Common Stock or
(ii) any other equity interest in pcOrder or any affiliate thereof, subject to the occurrence of the Effective Time.


                                        SPOUSE:


                                        ---------------------------------------
                                        (If not married, please mark
                                        "Not Applicable" on this line)

                                   EXHIBIT A
                                   ---------



Name of Holder:  [Name of Holder]



------------------------------------------------------------------------------------------------------------
     Date of         Number of Options         Exercise                Consideration Payable to Holder
      Grant             Outstanding              Price                Assuming an Offer Price of $6.375
                                                                                  per Share
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

                                                $                 $
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
TOTAL*                                                            $
------------------------------------------------------------------------------------------------------------

* To be reduced by applicable tax withholding.